      As filed with the Securities and Exchange Commission on December 12, 2001.
                                                   Registration No. 333- _______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          NETSCREEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                               77-0469208
(State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                            identification no.)

                               350 Oakmead Parkway
                           Sunnyvale, California 94085
                    (Address of principal executive offices)

                           1997 Equity Incentive Plan
                           2001 Equity Incentive Plan
                        2001 Employee Stock Purchase Plan
                            (Full titles of the plan)

                                 Remo E. Canessa
                             Chief Financial Officer
                          NetScreen Technologies, Inc.
                               350 Oakmead Parkway
                           Sunnyvale, California 94085
                                 (408) 730-6000
(Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                            Robert A. Freedman, Esq.
                            R. Gregory Roussel, Esq.
                             Melanie P. Grace, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                Amount         Proposed Maximum      Proposed Maximum
Title of Each Class of Securities               To Be          Offering Price      Aggregate Offering         Amount of
To Be Registered                             Registered (1)       Per Share               Price            Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001...........   23,313,789 (2)       $16.00 (3)           $373,020,624             $89,152
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001...........    8,892,149 (4)       $ 3.23 (5)           $ 28,721,641             $ 6,864
------------------------------------------------------------------------------------------------------------------------------
    Total................................   32,205,938                                                         $96,017
==============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Represents the sum of 22,313,789 shares available for grant under the 2001 Equity Incentive Plan and 1,000,000 shares available for grant under the 2001 Employee Stock Purchase Plan.

(3) Estimated as of December 11, 2001 pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

(4) Represents shares subject to options outstanding as of September 30, 2001 under the 1997 Equity Incentive Plan.

(5) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1) under the Securities Act of 1933.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information (1)
------       ----------------

Item 2.      Registrant Information and Employee Plan Annual Information (1)
------       -----------------------------------------------------------

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.
------       ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements of the Registrant as of September 30, 2001 and the related consolidated statements of operations.

     (b) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as emended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.      Description of Securities.
------       -------------------------

     Not applicable.

Item 5.      Interests of Named Experts and Counsel.
------       --------------------------------------

     Fenwick & West LLP and an investment entity affiliated with Fenwick & West LLP beneficially own an aggregate of 79,318 shares of the Registrant's Common Stock.

Item 6.      Indemnification of Directors and Officers and Limitation of
------       -----------------------------------------------------------
             Liability.
             ---------

     Our restated certificate of incorporation provides that a director will not be personally liable for monetary damages resulting from any breach of his fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to us or our stockholders;

     o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

     o for any transaction from which the director derived an improper personal benefit.

     Our bylaws provide that:

     o we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

     o we may indemnify our other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

     o we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

     o we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

     o    the rights conferred in our bylaws are not exclusive.

     In addition to the indemnification required in our restated certificate of incorporation and bylaws, we have entered into indemnity agreements with each of our current directors and executive officers. These agreements provide for the indemnification of our directors and executive officers for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We have also obtained directors' and officers' insurance to cover our directors, officers and some of our employees for liabilities, including liabilities under securities laws. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

     The limitation of liability and indemnification provisions in our restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder's investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     See also the undertakings set out in response to Item 9.

Item 7.      Exemption From Registration Claimed.
------       -----------------------------------

     Not applicable.

Item 8.      Exhibits
             --------

Exhibit      Description                                            Incorporated by Reference
-------      -----------                                       ----------------------------------
                                                                                                          Filed
                                                               Form           Date         Number        Herewith
                                                               ----           ----         ------        --------
4.01         1997 Equity Incentive Plan, as amended            S-1          10/5/01         10.02
             August 10, 2001, and form of stock option
             agreement.

4.02         2001 Equity Incentive Plan and form of           S-1/A         12/10/01        10.03
             stock option agreement.

4.03         2001 Employee Stock Purchase Plan.               S-1/A         12/10/01        10.04

4.04         1997 Equity Incentive Plan form of stock          S-1          10/5/01         10.05
             option agreement for executive officers.

5.01         Opinion of Fenwick & West LLP.                                                                 x

23.01        Consent of Fenwick & West LLP.                                                                 x
             (See Exhibit 5.01).

23.02        Consent of Ernst & Young LLP.                                                                  x

24.01        Power of Attorney (see page 5).                                                                x

Item 9.      Undertakings.
------       ------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if
     --------  -------
the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 12th day of December, 2001.

                                      NETSCREEN TECHNOLOGIES, INC.

                                      By:  /s/ Robert D. Thomas
                                          --------------------------------------
                                          Robert D. Thomas
                                          President, Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert D. Thomas and Remo E. Canessa, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                         Title                               Date
         ---------                                         -----                               ----
Principal Executive Officer and Director:

/s/ Robert D. Thomas                             President,                               December 12, 2001
----------------------------------------         Chief Executive Officer and
Robert D. Thomas                                 Chairman of the Board


Principal Financial and
 Principal Accounting Officer:

/s/ Remo E. Canessa                              Chief Financial Officer and              December 12, 2001
----------------------------------------         Corporate Secretary
Remo E. Canessa


Additional Directors:

/s/ Feng Deng                                    Vice President and Director              December 12, 2001
----------------------------------------
Feng Deng


/s/ Chun P. Chiu                                 Director                                 December 12, 2001
----------------------------------------
Chun P. Chiu


/s/ Michael L. Goguen                            Director                                 December 12, 2001
----------------------------------------
Michael L. Goguen


/s/ Katherine M. Jen                             Director                                 December 12, 2001
----------------------------------------
Katherine M. Jen


/s/ Frank J. Marshall                            Director                                 December 12, 2001
----------------------------------------
Frank J. Marshall


/s/ Thomas M. Mendoza                            Director                                 December 12, 2001
--------------------------------------
Thomas M. Mendoza


/s/ Victor E. Parker, Jr.                        Director                                 December 12, 2001
----------------------------------------
Victor E. Parker, Jr.

                                  EXHIBIT INDEX


Exhibit      Description                                            Incorporated by Reference
-------      -----------                                       ----------------------------------
                                                                                                          Filed
                                                               Form           Date         Number        Herewith
                                                               ----           ----         ------        --------
4.01         1997 Equity Incentive Plan, as amended            S-1          10/5/01         10.02
             August 10, 2001, and form of stock option
             agreement.

4.02         2001 Equity Incentive Plan and form of           S-1/A         12/10/01        10.03
             stock option agreement.

4.03         2001 Employee Stock Purchase Plan.               S-1/A         12/10/01        10.04

4.04         1997 Equity Incentive Plan form of stock          S-1          10/5/01         10.05
             option agreement for executive officers.

5.01         Opinion of Fenwick & West LLP.                                                                 x

23.01        Consent of Fenwick & West LLP.                                                                 x
             (See Exhibit 5.01).

23.02        Consent of Ernst & Young LLP.                                                                  x

24.01        Power of Attorney (see page 5).                                                                x